UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 1, 2009
NORTHFIELD LABORATORIES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-24050 (Commission File Number)	36-3378733 (IRS Employer Identification No.)
1560 Sherman Avenue
Suite 1000
Evanston, Illinois 60201-4800
(Address of Principal Executive Offices and Zip Code)
(847) 864-3500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.
     On May 15, 2009, Northfield Laboratories Inc. (the “Company”) announced that it had determined to wind down its business operations and carry out an orderly disposition of its assets. To facilitate this process, the Company today issued a press release announcing that it has filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the Bankruptcy Court for the District of Delaware (the “Court”). The decision to file was made after an exhaustive review of alternative options and is seen as the most favorable means for the Company to continue its wind down process and liquidate its remaining assets for the benefit of its creditors and other parties in interest.
     The Company expects to file with the Court a liquidating plan (the “Plan”) and related disclosure statement. The Company expects that it will seek approval of the Plan as expeditiously as practicable pursuant to relevant notice requirements, the Bankruptcy Code and applicable law and procedures.
     The implementation of the Plan is dependent upon a number of factors, including final documentation, the approval of a disclosure statement and confirmation and consummation of the Plan in accordance with the provisions of the Bankruptcy Code. While the Company believes that its current Plan provides the best available alternative for its creditors and other parties in interest, the Company will continue to consider alternatives that might lead to a greater recovery for the benefit of creditors and other parties in interest.
     The information in this Current Report on Form 8-K and in the press release attached as Exhibit 99.1 is for informational purposes only and is not a solicitation to accept or reject the Plan or an offer to sell or a solicitation of an offer to buy any securities of the Company. Any solicitation or offer to sell will be made pursuant to and in accordance with the solicitation and disclosure statement distributed in accordance with the Bankruptcy Code, other applicable law and procedures.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 1, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2009	NORTHFIELD LABORATORIES INC.
	By:	/s/ Robert L McGinnis
Robert L. McGinnis
Senior Vice President - Operations

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 1, 2009.